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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Southwall Technologies Inc. on Form S-8 Nos. 33-28599 (filed on May 9, 1989), 33-37247 (filed on October 11, 1990), 33-42753 (filed on September
16, 1991) and 33-51758 (filed on September 8, 1992) of our report dated August 8, 1995 appearing on page 20 of this Current Report on Form 8-K dated August 14, 1995.


/s/ PRICE WATERHOUSE LLP
------------------------
Price Waterhouse LLP
San Jose, California
August 14, 1995